Exhibit 15.1


                   [Letterhead of PricewaterhouseCoopers LLP]

November 9, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 3, 2001 and August 2, 2001 on our review of interim financial information of ICN Pharmaceuticals, Inc. for the periods ended March 31, 2001 and June 30, 2001 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-8 dated November 9, 2001.


Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, CA